Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2013 (except for Note 21, as to which the date is April 11, 2013, and for Note 20, as to which date is June 10, 2013) in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-191163) and related Preliminary Prospectus of ING U.S., Inc. dated September 25, 2013 for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia

September 25, 2013